                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-31342
PROSPECTUS SUPPLEMENT NO. 19 DATED
JANUARY 23, 2001 TO PROSPECTUS DATED
APRIL 6, 2000, AS SUPPLEMENTED ON APRIL
17, 2000, APRIL 25, 2000, MAY 8, 2000,
MAY 22, 2000, MAY 30, 2000, JUNE 9,
2000, JUNE 21, 2000, JULY 5, 2000, JULY
19, 2000, JULY 27, 2000, AUGUST 16,
2000, AUGUST 24, 2000, SEPTEMBER 1,
2000, SEPTEMBER 18, 2000, OCTOBER 2,
2000, OCTOBER 16, 2000, NOVEMBER 17,
2000 AND DECEMBER 15, 2000

                      [I2 LOGO]            i2 TECHNOLOGIES, INC.

    $350,000,000 5 1/4% Convertible Subordinated Notes due December 15, 2006

                                      and

     9,211,580 Shares of Common Stock Issuable upon Conversion of the Notes

     The information contained in the table appearing under the heading "Selling Securityholders" on pages 35-37 of the prospectus, as supplemented prior to the date of this prospectus supplement, is hereby amended to add the following information:

                                                 PRINCIPAL                     SHARES OF
                                                 AMOUNT OF    PERCENTAGE OF   COMMON STOCK
                                                NOTES THAT        NOTES       THAT MAY BE
NAME OF SELLING SECURITYHOLDER                  MAY BE SOLD    OUTSTANDING      SOLD(1)
------------------------------                  -----------   -------------   ------------
Sage Capital..................................  $ 2,000,000      *               52,637
TQA Master Fund, LTD..........................      435,000      *               11,448

     The information contained in the table appearing under the heading "Selling Securityholders" on pages 35-37 of the prospectus, as supplemented prior to the date of this prospectus supplement, with respect to the Selling Securityholders named below is hereby deleted and restated with the following information:

                                                 PRINCIPAL                     SHARES OF
                                                 AMOUNT OF    PERCENTAGE OF   COMMON STOCK
                                                NOTES THAT        NOTES       THAT MAY BE
NAME OF SELLING SECURITYHOLDER                  MAY BE SOLD    OUTSTANDING      SOLD(1)
------------------------------                  -----------   -------------   ------------
BBT Fund, L.P.................................  $ 2,000,000         *            52,637

---------------

 *  Indicates less than one percent.

(1) Assumes full conversion of the notes held by each holder at the rate of
    26.3188 shares per each $1,000 in principal amount of notes.